Exhibit 99.6

Distribution Solutions Group Announces Commencement of Rights Offering

CHICAGO, IL – May 9, 2023 – Distribution Solutions Group, Inc. (Nasdaq: DSGR) (“DSG” or the “Company”), a multi-platform specialty distribution company, announced today that it has commenced a subscription rights offering (“Rights Offering”) pursuant to which it intends to raise gross proceeds of up to approximately $100 million. The Company will distribute at no charge to holders of its common stock, par value $1.00 per share (“Common Stock”), as of the close of business on May 1, 2023 (the record date for the Rights Offering), one subscription right for each share of Common Stock held. Each subscription right entitles the holder to purchase 0.105 shares of Common Stock at a subscription price of $45.00 per share. The subscription rights are transferable, but will not be listed for trading on any stock exchange or market. In addition, holders of subscription rights who fully exercise their subscription rights are entitled to oversubscribe for additional shares of Common Stock, subject to proration.

The Rights Offering is expected to expire at 5:00 p.m., Eastern Time, on May 30, 2023 (“Expiration Date”), subject to extension or earlier termination.

Luther King Capital Management Corporation and its affiliates, including J. Bryan King, our Chairman, President and Chief Executive Officer (collectively, the “LKCM Affiliates”), have indicated that they intend to participate, directly or through their affiliates, in the Rights Offering and fully subscribe to the shares of Common Stock corresponding to their subscription rights. The LKCM Affiliates have also indicated that they intend to fully exercise their over-subscription rights to purchase their proportion of the underlying securities related to the Rights Offering that remain unsubscribed at the Expiration Date.

Holders of subscription rights who hold their shares directly will receive a prospectus, a prospectus supplement, a letter from DSG describing the Rights Offering and a subscription rights certificate. Those holders who intend to exercise their subscription rights and over-subscription rights should review all of these materials, properly complete and execute the subscription rights certificates, and deliver the subscription rights certificates and full payment to Computershare, the subscription agent for the Rights Offering, at the address set forth in the prospectus supplement.

The Rights Offering is more fully described in the prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on May 9, 2023. A copy of the prospectus, prospectus supplement or further information with respect to the Rights Offering may be obtained by contacting Georgeson LLC, the information agent for the Rights Offering, at (888) 206-5970.

About Distribution Solutions Group, Inc.

DSG is a multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (“MRO”), the original equipment manufacturer and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 110,000 customers in several diverse end markets supported by approximately 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements.

Forward-looking statements do not relate to historical or current facts and are only predictions and reflect the views of the Company as of the date they are made with respect to future events and financial performance. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Company gives no assurance that any goal set forth in forward-looking statements can be achieved and cautions readers not to place undue reliance on such statements, which speak only as of the date made. These statements are based on the Company’s management’s current expectations, intentions or beliefs and are subject to assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact if and to what extent the stockholders of record will exercise their subscription rights to purchase Common Stock include, but are not limited to, (i) the Company’s expected use of proceeds from the Rights Offering, (ii) the terms and conditions of the Rights Offering, including the subscription price and (iii) other risks and uncertainties indicated in the Company’s annual report on Form 10-K, particularly those under its “Risk Factors” section, and from time to time in the Company’s other filings with the SEC. The information contained in this press release is as of the date indicated above. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information or future events or developments.

Non-Solicitation

This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Company Contact:

Distribution Solutions Group, Inc.

Ronald J. Knutson

Executive Vice President and Chief Financial Officer

773-304-5665